N-SAR Exhibit: Sub-item 77I
Permal Hedge Strategies Portfolio ("Registrant")

In connection with the terms of offering of Permal Hedge Strategies Portfolio, (the "Fund"), Registrant incorporates by reference the Fund's Registration Statement, Management Agreement and Subadvisory Agreement, and other related agreements thereto, as filed with the Securities and Exchange Commission on Form N-2, June 10, 2013, (Accession No. 0001193125-13-253345).